Sub-Item 77Q1:  Exhibits
(e)(1)	Investment Sub-Advisory Agreement among WT Mutual
Fund, on behalf of the Wilmington Multi-Manager Mid Cap Fund, RSMC, and Robeco USA LLC dated November 1, 2006 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 42 to the registration statement on Form N-1A on November 14, 2006 and is incorporated herein by reference.